                                                                    EXHIBIT 99.2


                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


IN RE:                               )     CHAPTER 11
                                     )
CMI INDUSTRIES, INC.; ELASTIC        )
FABRICS OF AMERICA, LLC; CHATHAM     )
REAL PROPERTIES, INC.; CHATHAM       )      CASE NOS. _____ THROUGH _____ (___)
FABRICS, LLC; CHATHAM HOLDINGS       )
CORPORATION; AND CHATHAM LAND        )
CORPORATION,                         )
                                     )
                 DEBTORS.            )     JOINTLY ADMINISTERED

                    JOINT CHAPTER 11 PLAN OF REORGANIZATION
                            OF CMI INDUSTRIES, INC.
                           AND ITS AFFILIATED DEBTORS



------------------------------------- -----------------------------------------
McNAIR LAW FIRM, P.A.                 WHITE & CASE LLP
Post Office Box 11390                 First Union Financial Center
Colombia, South Carolina  29211       Suite 4900
(803) 799-9800                        200 South Biscayne Boulevard
                                      Miami, FL 33131
SUTHERLAND ASBILL & BRENNAN           (305) 371-2700
999 Peachtree Street NE
Atlanta, GA  30309                    THE BAYARD FIRM
(404) 853-8000                        222 Delaware Avenue
                                      Suite 900
SAUL EWING LLP                        P.O. Box 25130
222 Delaware Avenue Suite 1200        Wilmington, DE  19899
P.O. Box 1266                         (302) 655-5000
Wilmington, DE  19899
(302) 421-6840                        COUNSEL FOR THE INFORMAL
                                      COMMITTEE OF HOLDERS
                                      OF CMI'S 9 1/2% SENIOR SUBORDINATED
COUNSEL FOR THE DEBTORS               NOTES DUE 2003
------------------------------------- -----------------------------------------

                  CMI Industries, Inc., Chatham Fabrics LLC, Chatham Real Properties, Inc., Chatham Holdings, Corporation, Chatham Land Corporation, Elastics Fabrics of America, LLC, and the informal committee of the holders of CMI Industries, Inc.'s 9 1/2% Senior Subordinated Notes hereby propose the following joint plan of reorganization under chapter 11, title 11, United States Code (11 U.S.C. ss. 101 et seq.):


                                  ARTICLE I.

                         DEFINITIONS AND INTERPRETATION

1.1.     DEFINITIONS.

                  The capitalized terms used herein shall have the respective meanings set forth below:

                  (a) "Administrative Claim" means a Claim incurred by a Debtor (or its Estate) on or after the Petition Date and before the Effective Date for a cost or expense of administration in the Chapter 11 Cases entitled to priority under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, the DIP Claims, all Fee Claims, all Cure Claims, and all outstanding obligations under the Elastics Vendor Order and the Employee Obligation Order as of the Effective Date.

                  (b) "Affiliate" means, with respect to any Person, all Persons that would fall within the definition assigned to such term in section 101(2) of the Bankruptcy Code, if such Person was a debtor in a case under the Bankruptcy Code.

                  (c)      "Allowed," when used

                           (i) with respect to any Claim, except for a Claim that is an Administrative Claim, means such Claim (A) to the extent it is listed in the Schedules as undisputed, liquidated and not contingent and is not a Contested Claim as of the Effective Date; (B) to the extent it is set forth pursuant to any stipulation or agreement that has been approved by Final Order of the Bankruptcy Court; (C) to the extent it is a Contested Claim as of the Effective Date, proof of which was filed timely with the Bankruptcy Court, and (I) as to which no objection was filed by the Objection Deadline, unless the Bankruptcy Court determines that such Claim is to be determined in a forum other than the Bankruptcy Court, in which case such Claim shall not become Allowed until determined by Final Order of such other forum and allowed by Final Order of the Bankruptcy Court; or (II) as to which an objection was filed by the Objection Deadline, to the extent allowed by a Final Order; or (D) which otherwise becomes an Allowed Claim as provided in the Plan; and

                           (ii) with respect to an Administrative Claim, means an Administrative Claim that has become "Allowed" pursuant to the procedures set forth in Section 5.1 of the Plan.


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


                  (d) "Assets" means, with respect to a Debtor, all of the Debtor's right, title and interest of any nature in property, wherever located, as specified in section 541 of the Bankruptcy Code, including Avoidance Assets and Non-Avoidance Assets.

                  (e) "Available Proceeds" means at any time, the amount of Cash received by a Debtor from the liquidation of (i) its Non-Avoidance Assets, after the payment or reserve for (A) the reasonable costs and expenses associated with (I) the CMI Trust and
         (II) the liquidation of such Non-Avoidance Assets (including, without limitation, the payment of any Secured Claim the payment of which is secured by such Assets, taxes, assessments, insurance premiums, repairs, legal fees and costs, rent, storage and sales commissions),
         (B) an amount sufficient to pay all Allowed Tax Claims and Allowed Priority Claims against such Debtor in Cash in full, and (C) the reasonable expenses of the Disbursing Agent as permitted to be paid pursuant to Section 7.19 hereof; and (ii) its Avoidance Assets, after the payment or reserve for the reasonable costs and expenses associated with the liquidation of such Avoidance Assets.

                  (f) "Avoidance Assets" means all Causes of Action of an Estate that arise under the Bankruptcy Code, including, but not limited to, all preference, fraudulent transfer, and other avoidance Causes of Action assertable or arising under chapter 5 of the Bankruptcy Code.

                  (g)      "Bank" means Fleet Capital Corporation.

                  (h) "Bank Credit Documents" means that certain Amended and Restated Loan and Security Agreement, dated May 28, 1999, together with (i) all amendments, supplements or other modifications made thereto prior to the Petition Date (including, without limitation, Amendment No. 1, dated September 30, 1999; Amendment No. 2, dated May 4, 2000; Amendment No. 3, dated May 31, 2000; Amendment No. 4, dated October 26, 2000; and Amendment No. 5, dated July 25, 2001), by and among CMI, as borrower, and the Bank as Agent and sole lender (as described in Amendments No. 2 and 5), and (ii) all documents, instruments and agreements made or executed and delivered in connection therewith.

                  (i) "Bank Secured Claims" means the Secured Claims of the Bank arising under or in connection with the Bank Credit Documents.

                  (j) "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and codified at title 11 of the United States Code and as applicable to the Chapter 11 Cases.

                  (k) "Bankruptcy Court" means the Bankruptcy Court unit of the United States District Court for the District of Delaware, or such other court having jurisdiction over the Chapter 11 Cases.

                  (l) "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as prescribed by the United States Supreme Court pursuant to section 2075 of title 28 of the United States Code and as applicable to the Chapter 11 Cases.

                  (m) "Bar Date Notice" means the Notice of Bar Dates for Filing Proofs of Claim Against the Debtors, as approved by the Bankruptcy Court by Final Order dated on or about _________________, 2001.

                  (n) "Business Day" means any day on which commercial banks are open for business in New York, New York.

                  (o) "Cash" means legal tender of the United States of America or readily marketable direct obligations of, or obligations guaranteed by, the United States of America, commercial paper of domestic corporations carrying a Moody's Rating of "A" or better, or equivalent rating of any other nationally recognized rating service, or interest-bearing certificates of deposit or other similar obligations of domestic banks or other financial institutions having a shareholders' equity or equivalent capital of not less than Two Hundred Million Dollars ($200,000,000), having maturities of not more than one (1) year, at the then best generally available rates of interest for like amounts and like periods.

                  (p) "Causes of Action" means all claims, rights, actions, causes of action, liabilities, obligations, suits, debts, remedies, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages or judgments, whether known or unknown and whether asserted or unasserted.

                  (q) "Chapter 11 Cases" means the jointly administered cases under chapter 11 of the Bankruptcy Code pending before the Bankruptcy Court with respect to each of the Debtors.

                  (r) "Chatham Fabrics" means Chatham Fabrics LLC, a Delaware limited liability company, the debtor and debtor in possession in chapter 11 case no. [ ] ( ).

                  (s) "CHC" means Chatham Holdings, Corporation, a Delaware corporation, the debtor and debtor in possession in chapter 11 case no. [ ] ( ).

                  (t) "Claim" means (i) any right to payment from a Debtor, whether or not such right is known or unknown, reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from a Debtor, whether or not such right to an equitable remedy is known or unknown, reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

                  (u) "CLC" means Chatham Land Corporation, a Delaware corporation, the debtor and debtor in possession in chapter 11 case no. [ ] ( ).

                  (v) "CMI" means CMI Industries, Inc., a Delaware corporation, the debtor and debtor in possession in chapter 11 case no. [ ] ( ).

                  (w) "CMI Indenture" means the indenture of trust entered into by and between CMI and Chemical Bank, a New York corporation, as indenture trustee, dated October 28, 1993, pursuant to which the CMI Notes were issued.

                  (x) "CMI Notes" means all of CMI's issued and outstanding 91/2% Senior Subordinated Notes due 2003.

                  (y) "CMI Trust" means the grantor trust to be created on the Effective Date for the benefit of holders of Allowed Class 4A-CMI Unsecured Claims in accordance with the provisions of Section 7.24 hereof and the Declaration of Trust if the Structuring Election is
         made).

                  (z) "CMI Trust Interests" means the uncertificated interests evidencing 100% of the beneficial interest in the CMI Trust.

                  (aa) "Confirmation Date" means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

                  (bb) "Confirmation Hearing" means the hearing held by the Bankruptcy Court, as it may be continued from time to time, on confirmation of the Plan.

                  (cc) "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan.

                  (dd) "Contested Claim" means a Claim (A) to the extent it is listed in the Schedules as disputed, contingent, or unliquidated, in whole or in part; (B) that is listed in the Schedules as undisputed, liquidated, and not contingent and as to which a proof of claim has been filed with the Bankruptcy Court, to the extent the proof of claim exceeds the amount or asserts a priority different from that set forth in the Schedules; (C) that is not listed in the Schedules, but as to which a proof of claim has been filed with the Bankruptcy Court; or (D) as to which an objection has been filed on or before the Effective Date; provided, that a Claim that is Allowed by Final Order or pursuant to the Plan on or before the Effective Date shall not be a Contested Claim.

                  (ee) "Coupon Adjustment" means the following adjustments to the treatment of Class 4A-CMI Unsecured Claims and Class 5A-CMI Equity Interests, which shall be made if, prior to the Petition Date, CMI makes the interest payment due under the CMI Notes on October 1, 2001: (i) the amount of Available -- Proceeds from CMI's Non-Avoidance Assets that shall be distributed 100% to the holders of Allowed CMI Unsecured Claims (before the holders of Class 5A-CMI Equity Interests begin receiving 25% of such Available Proceeds) shall be reduced from $10.0 million by the amount of the October 2001 interest payment; and
         (ii) the Pro Rata Shares of the Available Proceeds from CMI's Non-Avoidance Assets distributable to holders of CMI Notes shall be reduced to the extent necessary to cause the holders of all Allowed Class 4A-CMI Unsecured Claims (including the holders of the CMI Notes) to receive the same percentage recovery as though the amount paid to the holders of the CMI Notes in respect of the October 2001 interest payment was made under the Plan from the Available Proceeds of CMI's Non-Avoidance Assets.

                  (ff) "CRPI" means Chatham Real Properties, Inc., a [Delaware] corporation, the debtor and debtor in possession in chapter 11 case no. [ ] ( ).

                  (gg) "Cure Claims" means all Claims arising under section 365(b) of the Bankruptcy Code from the assumption of an executory contract or lease pursuant to the Plan.

                  (hh) "Debtors" means collectively, CMI, Chatham Fabrics, CRPI, CHC, CLC, and Elastics.

                  (ii) "Debtors in Possession" means the Debtors, each in its respective capacity as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

                  (jj) "Declaration of Trust" means the declaration of trust, in substantially the form filed with the Bankruptcy Court as a Plan Document, to be executed and delivered by CMI on the Effective Date and accepted by the Trustees, if the Structuring Election is made.

                  (kk) "DIP Claims" means all of the payment obligations owed by the Debtors to the Bank under the DIP Credit Agreement and the DIP Order.

                  (ll) "DIP Credit Agreement" means the credit and security agreement between the Debtors and the Bank, dated as of the Petition Date, as approved by the Bankruptcy Court pursuant to the DIP Order, together with all documents, instruments and agreements executed or entered into in connection therewith, and any amendments thereto.

                  (mm) "DIP Order" means the Final Order of the Bankruptcy Court, dated as of ____________ __ 2001, approving the DIP Credit Agreement, and any subsequent Final Order of the Bankruptcy Court relating to the DIP Credit Agreement.

                  (nn) "Disallowed," when used with respect to a Claim, means a Claim, or such portion of a Claim, that has been disallowed by a Final Order of the Bankruptcy Court.

                  (oo) "Disbursing Agent" means the Person(s) authorized and empowered by the Confirmation Order to (i) make the Distributions contemplated under the Plan, the Confirmation Order, or any other relevant Final Order of the Bankruptcy Court, and (ii) perform any other act or task that is or may be delegated to the Disbursing Agent under the Plan.

                  (pp) "Disclosure Statement" means the disclosure statement respecting the Plan, as approved by the Bankruptcy Court as containing adequate information in accordance with section 1125 of the Bankruptcy Code, all exhibits and annexes thereto and any amendments or modifications thereof.

                  (qq) "Distribution" means the payment or distribution under the Plan of property or interests in property to the holders of Allowed Claims or Equity Interests.

                  (rr) "Distribution Date" means, with respect to any Claim, the Effective Date, if such Claim is then an Allowed Claim, or the first Business Day after such Claim becomes Allowed, if not Allowed on the Effective Date.

                  (ss) "Effective Date" means a date to be agreed upon by the Debtors and the Proponents after all of the conditions specified in Section 9.2(b) of the Plan have been satisfied or waived, and on which date the Plan shall be substantially consummated pursuant to section 1101(2) of the Bankruptcy Code and became effective and binding on the Debtors and all holders of Claims and Equity Interests.

                  (tt) "Elastics" means Elastic Fabrics of America, LLC, a Delaware limited liability company, the debtor and debtor in possession in chapter 11 case no. [ ] ( ).

                  (uu) "Elastics Auction" means the process, as authorized and approved by the Elastics Auction Order, pursuant to which bids for the purchase of Elastics shall be solicited for the purpose of market-testing the value to be received by the Holders of Allowed Class 4A-CMI Unsecured Claims in respect of the Plan Notes and the Equity Interests in Elastics.

                  (vv) "Elastics Auction Order" means the order of the Bankruptcy Court authorizing and approving the Elastics Auction.

                  (ww) "Elastics LLC Agreement" means the limited liability agreement of Elastics, dated March 31, 1997, as amended and restated in accordance with section 7.7 hereof and in substantially the form filed with the Bankruptcy Court as a Plan Document.

                  (xx) "Elastics Sale Decision" means the decision made by CMI, in consultation with the informal committee of holders of CMI Notes not less than ten (10) days prior to the Confirmation hearing that the Elastics Sale Proceeds exceed the value of the Plan Notes and the Equity Interest in Elastics.

                  (yy) "Elastics Sale Documents" means the agreements, documents and instruments to be executed and delivered to implement the sale of the Equity Interests in, or Assets of, Elastics, if the Elastics Sale Decision is made. The Elastics Sale Documents shall be in substantially the form filed with the Bankruptcy Court as Plan Documents.

                  (zz) "Elastics Sale Proceeds" means the proceeds received by CMI from the sale of the Equity Interest in, or the Assets of, Elastics, after the payment in full of, or reservation for, (i) all Allowed Claims against Elastics that are not assumed by the purchaser of Elastics or its Assets, and (ii) all Allowed Claims for fees, taxes and costs associated with or arising from the sale of Elastics or its Assets.

                  (aaa) "Elastics Vender Order" means the Final Order of the Bankruptcy Court permitting Elastics to continue paying all of its business and trade obligations, including, without limitation, those incurred prior to the Petition Date, in the ordinary course of business.

                  (bbb) "Employee Obligation Order" means the Final Order of the Bankruptcy Court, dated November __, 2001, permitting the Debtors to satisfy certain prepetition obligations owed employees.

                  (ccc) "Equity Interest" means any ownership or equity interest in any of the Debtors, including without limitation, membership interests, stock, warrants, options, or other rights to purchase any ownership or equity interest in any of the Debtors.

                  (ddd)    "Estate" means the estate of any Debtor created by
         section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.

                  (eee) "Estimated Claims Order" means any order of the Bankruptcy Court estimating any Claim or the aggregate amount of all Claims in any class created under the Plan to aid in the confirmation of the Plan, or the calculation of distributions under the Plan.

                  (fff) "Existing CMI Stock" means all issued and outstanding shares of preferred or common stock of CMI.

                  (ggg) "Exit Facility" means the new credit facility to be entered into by Elastics and the Bank, pursuant to which, among other things, the Bank Secured Claims and the DIP Claims shall be paid in full on the Effective Dates and the Elastics working capital and financing requirements shall be satisfied after the Effective Date. Documents, instruments and agreements evidencing the Exit Facility shall be in substantially the form of those filed with the Bankruptcy Court as Plan Documents.

                  (hhh) "Fee Application" means an application of a Professional Person under section 330 or 503 of the Bankruptcy Code for final allowance of compensation and reimbursement of expenses incurred in the Chapter 11 Cases from the Petition Date to the Effective Date.

                  (iii) "Fee Claim" means a Claim that is the subject of a Fee Application filed in the Chapter 11 Cases.

                  (jjj) "Final Order" means (i) an order or judgment of the Bankruptcy Court or any other court or adjudicative body as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending, or (ii) in the event that an appeal, writ of certiorari, reargument, or rehearing thereof has been sought, such order of the Bankruptcy Court or any other court or adjudicative body shall have been affirmed by the highest court to which such order was appealed, or certiorari has been denied, or from which reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, that no order shall fail to be a Final Order solely because of the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure or Bankruptcy Rule 9024 may be filed with respect to such order.

                  (kkk) "Holdings" means a new Delaware corporation to be incorporated on or before the occurrence of the Effective Date for the purpose of holding 100% of the Equity Interests in Elastics (if the Structuring Election is made).

                  (lll) "Holdings Bylaws" means the by-laws of Holdings, adopted in accordance with Section 7.7 of the Plan, in substantially the form filed with the Bankruptcy Court as a Plan Document.

                  (mmm) "Holdings Charter" means the certificate of incorporation of Holdings, adopted in accordance with Section 7.7 of the Plan, in substantially the form filed with the Bankruptcy Court as a Plan Document.

                  (nnn) "Holdings Stock" means the authorized common stock of Holdings as of the Effective Date.

                  (ooo) "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and any applicable rulings, regulations (including temporary and proposed regulations) promulgated thereunder, judicial decisions, and notices, announcements, and other releases of the United States Treasury Department or the IRS.

                  (ppp)    "IRS" means the United States Internal Revenue
         Service.

                  (qqq) "Management Retention Order" means the Final Order of the Bankruptcy Court approving the Management Retention Program.

                  (rrr) "Management Retention Program" means the senior management retention, severance, performance and milestone bonus programs as agreed to by the Proponents and as approved and authorized by the Bankruptcy Court.

                  (sss) "New CMI Bylaws" means the by-laws of CMI, as amended and restated in accordance with Section 7.6 of the Plan, in substantially the form filed with the Bankruptcy Court as a Plan Document.

                  (ttt) "New CMI Charter" means the certificate of incorporation of CMI, as amended and restated in accordance with
         Section 7.6 of the Plan, in substantially the form filed with the Bankruptcy Court as a Plan Document.

                  (uuu) "New CMI Common Stock" means the authorized common stock of CMI as of the Effective Date.

                  (vvv) "Non-Avoidance Assets" means the Assets of a Debtor, excluding (i) the Avoidance Assets of such Debtor, and (ii) in the case of CMI, the Equity Interests in Elastics.

                  (www) "Objection Deadline" means the deadline for filing objections to Claims as set forth in Section 8.1 of the Plan.

                  (xxx) "Other Secured Claim" means any Secured Claim that is not a Bank Secured Claim.

                  (yyy) "Person" means an individual, corporation, partnership, joint venture, trust, estate, unincorporated association, unincorporated organization, governmental entity, or political subdivision thereof, or any other entity.

                  (zzz) "Petition Date" means the date on which the Debtors commenced the Chapter 11 Cases by filing with the Bankruptcy Court their voluntary petitions for protection under chapter 11 of the Bankruptcy Code; to wit, November __, 2001.

                  (aaaa) "Plan" means this joint chapter 11 plan of reorganization for the Debtors, either in its present form or as it may be amended, supplemented, or otherwise modified from time to time, and the exhibits and schedules to the foregoing, as the same may be in effect at the time such reference becomes operative.

                  (bbbb) "Plan Documents" means the documents that aid in effectuating the Plan as specifically identified as such herein and filed by the Proponents with the Bankruptcy Court as specified in
         Section 1.5 of the Plan.

                  (cccc) "Plan Indenture" means the indenture of trust to be entered into and be made effective as of the Effective Date by and between the issuers of the notes thereunder and the trustee thereunder, and pursuant to which the Plan Notes shall be issued. The Plan Indenture shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

                  (dddd) "Plan Notes" means, collectively, the Series A Notes, the Series B Notes, the Series C Notes and the Series D Notes, which shall be issued pursuant to the Plan under the Plan Indenture.

                  (eeee) "Post-Confirmation Interest" means simple interest at the rate of [6.00%] per annum or such other rate as the Bankruptcy Court may determine at the Confirmation Hearing is appropriate, such interest to accrue from the Effective Date, or, in the case of a Contested Claim, the date of entry of a Final Order allowing such Contested Claim.

                  (ffff) "Proponents" means the Debtors and the informal committee of the holders of the CMI Notes.

                  (gggg) "Priority Claim" means any Claim to the extent such Claim is entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, other than an Administrative Claim or a Tax Claim.

                  (hhhh) "Professional Person" means a Person retained or to be compensated for services rendered or costs incurred on or after the Petition Date and on or prior to the Effective Date pursuant to sections 327, 328, 330, 503(b), or 1103 of the Bankruptcy Code in these Chapter 11 Cases.

                  (iiii) "Pro Rata Share" means the proportion that the amount an Allowed Claim bears to the aggregate amount of all Claims in a particular class, including Contested Claims, but not including Disallowed Claims, (i) as calculated by the Disbursing Agent on or before any Distribution Date; or (ii) as determined by the Bankruptcy Court in an Estimated Claims Order, if such an order is sought and obtained.

                  (jjjj) "Schedules" means the schedules of assets and liabilities and the statements of financial affairs filed by the Debtors with the Bankruptcy Court, as required by section 521 of the Bankruptcy Code and the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules and statements may be amended by the Debtors in Possession from time to time in accordance with Bankruptcy Rule 1009.

                  (kkkk) "Secured Claim" means (i) a Claim secured by a lien on any Assets, which lien is valid, perfected, and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or other applicable non-bankruptcy law, and which is duly established in the Chapter 11 Case, but only to the extent of the value of the Assets that secure payment of the Claim; (ii) a Claim that is subject to a valid right of setoff under section 553 of the Bankruptcy Code; or (iii) a Claim allowed under the Plan as a Secured Claim.

                  (llll) "Series A Notes" means the $20 million of principal amount of senior notes, maturing on the fifth anniversary of the Effective Date, bearing interest at a rate of 10% per annum (payable quarterly in arrears) to be issued under the Plan by Elastics and CMI, unless the Structuring Election is made, in which case, the Series A Notes shall be issued by Elastics and Holdings. The Series A Notes shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

                  (mmmm) "Series B Notes" means the $5 million of principal amount of senior notes, maturing on the fifth anniversary of the Effective Date, bearing interest at a rate of 10% per annum (payable quarterly in arrears) and subordinate to the Series A Notes, to be issued under the Plan by Elastics and CMI, unless the Structuring Election is made, in which case, the Series B Notes shall be issued by Elastics and Holdings. The Series B Notes shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

                  (nnnn) "Series C Notes" means the $5 million of principal amount of senior notes, maturing on the fifth anniversary of the Effective Date, bearing interest at a rate of 10% per annum (payable quarterly in arrears) and subordinate to the Series B Notes to be issued under the Plan by Elastics and CMI, unless the Structuring Election is made, in which case, the Series C Notes shall be issued by Elastics and Holdings. The Series C Notes shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

                  (oooo) "Series D Notes" means the $10 million of principal amount of senior notes, maturing on the fifth anniversary of the Effective Date, bearing interest at a rate of 10% per annum (payable quarterly in arrears) and subordinate to the Series C Notes to be issued under the Plan by Elastics and CMI, unless the Structuring Election is made, in which case, the Series D Notes shall be issued by Elastics and Holdings. The Series D Notes shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

                  (pppp) "SERP Claims" means all Claims of the participants in and beneficiaries of the Supplemental Executive Retirement Plan of Chatham Manufacturing Company, including, without limitation, any claims arising under any benefit plan or program of the Debtors, including the SERP, deferred compensation, and/or death benefit plans or programs of the Debtors.

                  (qqqq) "SERP Claimant Adjustment" means the following adjustment to the treatment of Class 4A-CMI Unsecured Claims, which shall be made if it is -- established by agreement of CMI, the SERP Claimants and the holders of the CMI Notes or by binding alternative dispute resolution to which CMI, the SERP Claimants and the informal committee of holders of CMI Notes have agreed, that the April 2001 interest payment made by CMI under the CMI Notes would constitute a recoverable preference under Chapter 5 of the Bankruptcy Code, except for the fact that such payment was made more than 90 days before the Petition Date: the holders of SERP Claims that became Allowed Class 4A-CMI Unsecured Claims shall receive the first dollars from the Available Proceeds of CMI's Non-Avoidance Assets in an amount equal to such holders' Pro Rata Share of the amount of such preference. This payment is in addition to, and shall not otherwise reduce, any pro rata distribution to which the holders of SERP Claims that became Allowed Class 4A-CMI Unsecured Claims shall have otherwise been entitled.

                  (rrrr) "Structuring Election" means the election that may be made by the Proponents at least ten (10) days prior to the commencement of the Confirmation Hearing that (i) the New CMI Common Stock shall be issued to and vest directly in the CMI Trust instead of in the holders of

         Allowed Class 4A-CMI Unsecured Claims, and (ii) the Equity Interests in Elastics shall be transferred to and held by Holdings.

                  (ssss)   "Subsidiaries" means Chatham Fabrics, CRPI, CHC, and
         CLC.

                  (tttt) "Tax Claim" means a Claim against any of the Debtors that is of a kind specified in section 507(a)(8) of the Bankruptcy Code.

                  (uuuu) "Unsecured Claims" means all Claims, including, without limitation, the SERP Claims and all Claims of the holders of the CMI Notes (which shall be treated as Class 4A-CMI Unsecured Claims for all purposes under the Plan), but excluding Other Secured Claims, Bank Secured Claims, Administrative Claims, Priority Claims and Tax Claims.

                  (vvvv) "Voting Procedures Order" means the Final Order of the Bankruptcy Court approving procedures relating to the solicitation and tabulation of votes on the Plan.

1.2.     INTERPRETATION.

                  Unless otherwise specified, all section, article, and exhibit references in the Plan are to the respective section in, article of, or exhibit to, the Plan, as the same may be amended, waived, or modified from time to time. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan. Words denoting the singular number shall include the plural number and vice versa, and words denoting one gender shall include the other gender. The Disclosure Statement may be referred to for purposes of interpretation to the extent any term or provision of the Plan is determined by the Bankruptcy Court to be ambiguous.

1.3. APPLICATION OF DEFINITIONS AND RULES OF CONSTRUCTION CONTAINED IN THE BANKRUPTCY CODE.

                  Words and terms defined in section 101 of the Bankruptcy Code shall have the same meaning when used in the Plan, unless a different definition is given in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan.

1.4.     OTHER TERMS.

                  The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. A term used herein that is not defined herein shall have the meaning ascribed to that term, if any, in the Bankruptcy Code.

1.5.     APPENDICES AND PLAN DOCUMENTS.

                  All appendices to the Plan and the Plan Documents are incorporated into the Plan by this reference and are a part of the Plan as if set forth in full herein. All Plan Documents shall be filed by the Proponents with the Clerk of the Bankruptcy Court not less than ten (10) days prior to the commencement of the Confirmation Hearing. Holders of Claims and Equity Interests may obtain a copy of the Plan Documents, once filed, by a written request sent to the following address:

                    [Name and Address of Solicitation Agent]
                    [                                      ]
                    [                                      ]
                    [   Re: CMI Industries, Inc., et al.   ]


                                  ARTICLE II.

                 CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

2.1.     CLAIMS AND EQUITY INTERESTS CLASSIFIED.

                  For all purposes under the Plan, including voting, all confirmation matters and treatment, all Claims (except for Administrative Claims and Tax Claims) and Equity Interests shall be classified as set forth in this Article II of the Plan.

2.2.     ADMINISTRATIVE CLAIMS AND TAX CLAIMS.

                  As provided in section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Tax Claims shall not be classified under the Plan. Rather, all such Claims shall be treated separately as unclassified Claims on the terms set forth in Article V of the Plan.

2.3.     CLAIMS AND EQUITY INTERESTS.

                  Claims against and Equity Interests in each of the Debtors are classified as follows:

                           (a)      Class 1: Priority Claims

                           (b)      Class 2: Bank Secured Claims

                           (c)      Class 3: Other Secured Claims

                           (d)      Class 4: Unsecured Claims

                           (e)      Class 5: Equity Interests

                  Each class of Claims and Equity Interests shall be designated as (i) "Class _A" with respect to CMI (i.e., Class 1A - Priority Claims; Class 2A - Bank Secured Claims, etc.); (ii) "Class _B" with respect to Chatham Fabrics (i.e., Class 1B - Priority Claims; Class 2B - Bank Secured Claims, etc.); (iii) "Class _C" with respect to CRPI (i.e., Class 1C - Priority Claims; Class 2C - Bank Secured Claims, etc.): (iv) "Class _D" with respect to CHC (i.e., Class 1D - Priority Claims; Class 2D - Bank Secured Claims, etc.); (v) "Class _E" with respect to CLC (i.e., Class 1E - Priority Claims; Class 2E - Bank Secured Claims, etc.); and (vi) "Class _F" with respect to Elastics (i.e., Class 1F - Priority Claims; Class 2F - Bank Secured Claims, etc.).

2.4.     SEPARATE CLASSIFICATION OF OTHER SECURED CLAIMS.

                  Although, for convenience, class treatments are set forth in consolidated fashion in the Plan, votes will be tabulated and treatment will be implemented on a Debtor-by-Debtor basis. In addition, although Other Secured Claims against each Debtor have been placed in one category for purposes of convenience, each Other Secured Claim shall be treated as a separate class for purposes of voting and receiving distributions under the Plan (to be designated as Class 3A(i), Class 3A(ii), Class 3A(iii), Class 3B(i), Class 3B(ii), Class 3B(iii), etc.).


                                  ARTICLE III.

                           IDENTIFICATION OF IMPAIRED
                     CLASSES OF CLAIMS AND EQUITY INTERESTS

3.1.     UNIMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS.

                  All Classes 1A-F - Priority Claims; all Classes 2A-F - Bank Secured Claims; Class 3F - Elastics Other Secured Claims; Class 4F - Elastics Unsecured Claims; and Classes 5B-E - Chatham Fabrics, CRPI, CHC, and CLC Equity Interests are not impaired under the Plan.

3.2.     IMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS.

                  Classes 3A-E - CMI, Chatham Fabrics, CRPI, CHC and CLC Other Secured Claims; Classes 4A-E - CMI, Chatham Fabrics, CRPI, CHC and CLC Unsecured Claims; Class 5A - CMI Equity Interests; and Class 5F - Elastics Equity Interests are impaired under the Plan.

3.3.     IMPAIRMENT CONTROVERSIES.

                  If a controversy arises as to whether any Claim or Equity Interest, or any class of Claims or Equity Interests, is impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy.


                                  ARTICLE IV.

                       PROVISIONS FOR TREATMENT OF CLAIMS
                      AND EQUITY INTERESTS UNDER THE PLAN

4.1.     TREATMENT OF CLAIMS AND EQUITY INTERESTS.

                  The classes of Claims against and Equity Interests in the Debtors shall be treated under the Plan as follows:

                  (a) Classes 1A-F - Priority Claims. Each holder of an Allowed Priority Claim shall be unimpaired under the Plan and, pursuant to section 1124 of the Bankruptcy Code, all of the legal, equitable and contractual rights in respect of such Claim shall be fully reinstated and retained as though the Chapter 11 Cases had not been filed, except as provided in section 1124(2)(A)-(C) of the Bankruptcy Code.

                  (b) Classes 2A-F - Bank Secured Claims. Each holder of an Allowed Bank Secured Claim shall be unimpaired under the Plan, and on the Effective Date, shall be paid in Cash in full.

                  (c) Classes 3A-E - CMI, Chatham Fabrics, CRPI, CHC and CLC Other Secured Claims. Each holder of an Allowed Other Secured Claim against CMI, Chatham Fabrics, CRPI, CHC or CLC shall receive on the Distribution Date, at the Proponents' option, either (i) a single Cash payment in an amount equal to such holder's Allowed Other Secured Claim, (ii) the Assets securing payment of such Allowed Other Secured Claim, (iii) if such Allowed Other Secured Claim is based on a right of offset or recoupment, the right to implement such right of offset or recoupment, or (iv) such other treatment as may be agreed upon in writing by the Proponents and the holder of such Allowed Other Secured Claim.

                  (d) Class 3F - Elastics Other Secured Claims. Each holder of an Allowed Other Secured Claim against Elastics shall be unimpaired under the Plan and, pursuant to section 1124 of the Bankruptcy Code, all of the legal, equitable and contractual rights in respect of such Claims shall be fully reinstated and retained as though the Chapter 11 Cases had not been filed, except as provided in section 1124(2)(A)-(C) of the Bankruptcy Code.

                  (e) Class 4A - CMI Unsecured Claims. Each holder of an Allowed Unsecured Claim against CMI shall receive in complete satisfaction of such Claim, its Pro Rata Share of: (i) 100% of the first $10.0 million of Available Proceeds from CMI's Non-Avoidance Assets (subject to the Coupon Adjustment and the SERP Claimant Adjustment, as applicable); (ii) 75% of the Available Proceeds in excess of $10.0 million from CMI's Non-Avoidance Assets (subject to the Coupon Adjustment, if applicable); (iii) 100% of the Available Proceeds from CMI's Avoidance Assets; (iv) $38.375 million of the Plan Notes comprised of (A) $20.0 million of Series A Notes; (B) $4.75 million of Series B Notes; (C) $4.625 million of Series C Notes; and
         (D) $9.0 million of Series D Notes; and (iv) 100% of the New CMI Common Stock, or if the Structuring Election is made, 100% of the CMI Trust Interests and the Holdings -- Stock; provided, that if the Elastics Sale Decision is made, in lieu of the foregoing Plan Notes and the Equity Interest in Elastics (through 100% of the New CMI Common Stock, or 100% of the Holdings Stock, if the Structuring Election is made), each holder of an Allowed Unsecured Claim against -- CMI shall receive a Pro Rata Share of: (I) 100% of the first $20.0 million of Elastics Sale Proceeds; (II) 95% of the next $5.0 million of Elastics Sale Proceeds; (III) 92.5% of the next $5.0 million of Elastics Sale Proceeds; (IV) 90% of the next $10.0 million of Elastics Sale Proceeds, and (V) 100% of all Elastics Sale Proceeds over $40.0 million.

                  (f) Classes 4B-E - Chatham Fabrics, CRPI, CHC and CLC Unsecured Claims. Each holder of an Allowed Unsecured Claim against Chatham Fabrics, CRPI, CHC or CLC shall receive in complete satisfaction of such Claim, its Pro Rata Share of the Available Proceeds from such Debtor's Assets, until such Claims have been paid in full.

                  (g) Class 4F - Elastics Unsecured Claims. Each holder of an Allowed Unsecured Claim against Elastics shall be unimpaired under the Plan and, pursuant to section 1124 of the Bankruptcy Code, of the legal, equitable and contractual rights in respect of such Claim shall be reinstated and retained as though the Chapter 11 Cases had not been filed, except as provided in section 1124(2)(A)-(C) of the Bankruptcy Code.

                  (h) Class 5A - CMI Equity Interests. Each holder of an Allowed Equity Interest in CMI shall receive a Pro Rata Share of (i) $1.625 million, in the aggregate, of the Plan Notes comprised of $250,000 of Series B Notes, $375,000 of Series C Notes, and $1,000,000 of Series D Notes (provided, that if the Elastics Sale Decision is made, in lieu of the foregoing Plan Notes, each holder of an Allowed Equity Interest in CMI shall receive a Pro Rata Share of (A) 5.0% of Elastics Sale Proceeds between $20.0 million and $25.0 million; (B) 7.5% of Elastics Sale Proceeds between $25.0 million and $30.0 million; (C) 10.0% of Elastics Sale Proceeds between $30.0 million and $40.0 million); and (ii) 25% of the Available Proceeds in excess of $10.0 million from CMI's Non-Avoidance Assets (subject to the Coupon Adjustment, if applicable). All Equity Interests in CMI, including, without limitation, the Existing CMI Stock, shall be cancelled and annulled as of the Effective Date.

                  (i) Classes 5B-E - Chatham Fabrics, CRPI, CHC and CLC Equity Interests. All Allowed Equity Interests in Chatham Fabrics, CRPI, CHC or CLC shall be unimpaired under the Plan and, pursuant to section 1124 of the Bankruptcy Code, all of the legal, equitable and contractual rights in respect of such Allowed Equity Interest shall be fully reinstated and retained as though the Chapter 11 Cases had not been filed.

                  (j) Class 5F - Elastics Equity Interests. Subject to the Elastics Sale Decision, the Allowed Equity Interests in Elastics shall be retained by CMI, unless the Structuring Election is made, in which case, the Equity Interests in Elastics shall be cancelled and annulled.


                                  ARTICLE V.

                            PROVISIONS FOR TREATMENT
                     OF UNCLASSIFIED CLAIMS UNDER THE PLAN

5.1.     TREATMENT OF ADMINISTRATIVE CLAIMS.

                  All Administrative Claims shall be treated as follows:

                  (a) Time for Filing Administrative Claims. The holder of an Administrative Claim, other than (i) a Fee Claim, (ii) a liability incurred and payable in the ordinary course of business by a Debtor (and not past due), (iii) obligations owed under the Elastics Vendor Order, or (iv) an Administrative Claim that has been Allowed on or before the Effective Date, must file with the Bankruptcy Court and serve on the Proponents and the Office of the United States Trustee, notice of such Administrative Claim within twenty (20) days after service of notice of entry of the Confirmation Order. Such notice must include at a minimum (A) the name of the holder of the Claim, (B) the amount of the Claim, and (C) the basis of the Claim. FAILURE TO FILE AND SERVE SUCH NOTICE TIMELY AND PROPERLY SHALL RESULT IN THE ADMINISTRATIVE CLAIM BEING FOREVER BARRED AND DISCHARGED.

                  (b) Time for Filing Fee Claims. Each Professional Person shall be required to file with the Bankruptcy Court, and serve on all parties required to receive notice, a Fee Application within forty-five (45) days after the Effective Date. THE FAILURE TO FILE TIMELY AND SERVE SUCH FEE APPLICATION SHALL RESULT IN THE FEE CLAIM BEING FOREVER BARRED AND DISCHARGED.

                  (c) Allowance of Administrative Claims. An Administrative Claim with respect to which notice has been properly filed and served pursuant to Section 5.1(a) of the Plan shall become an Allowed Administrative Claim if no objection is filed within sixty
         (60) days after the deadline for filing and serving a notice of such Administrative Claim specified in Section 5.1(a) hereof, or such later date as may be approved by the Bankruptcy Court on motion of a party in interest, without notice or a hearing. If an objection is filed within such sixty-day period (or any extension thereof), the Administrative Claim shall become an Allowed Administrative Claim only to the extent allowed by Final Order. An Administrative Claim with respect to which a Fee Application has been properly filed pursuant to
         Section 5.1(b) of the Plan shall become an Allowed Administrative Claim only to the extent allowed by Final Order.

                  (d) Payment of Allowed Administrative Claims. On the Distribution Date, each holder of an Allowed Administrative Claim shall be paid (i) in Cash in full (ii) on the terms provided in any assumed contract or lease, or (iii) as otherwise agreed; provided, that an Administrative Claim representing a liability incurred in the ordinary course of business of the Debtors or an obligation under the Elastics Vendor Order shall be paid in the ordinary course of business. All Allowed Administrative Claims shall be paid by, and shall be the sole responsibility of, the Debtors.

5.2.     TREATMENT OF TAX CLAIMS.

                  Each holder of an Allowed Tax Claim on the Effective Date shall receive in full satisfaction of such holder's Allowed Tax Claim, (a) payment in Cash, in full, (b) payment in Cash installments with Post-Confirmation Interest thereon, on each anniversary of the Effective Date, until the sixth anniversary of the date of assessment of such Allowed Tax Claim (provided that the Disbursing Agent may prepay the balance of any such Allowed Tax Claim at any time without penalty); (c) a lesser amount in one Cash payment as may be agreed upon in writing by such holder; or (d) such other treatment as may be agreed upon in writing by such holder. The Confirmation Order shall constitute and provide for an injunction by the Bankruptcy Court as of the Effective Date against any holder of a Tax Claim from commencing or continuing any action or proceeding against any responsible person or officer or director of the Debtors that otherwise would be liable to such holder for payment of a Tax Claim so long as no default has occurred with respect to such Tax Claim under this Section 5.2 of the Plan.


                                  ARTICLE VI.

                      ACCEPTANCE OR REJECTION OF THE PLAN;
                       EFFECT OF REJECTION BY ONE OR MORE
                     CLASSES OF CLAIMS OR EQUITY INTERESTS

6.1.     CLASSES ENTITLED TO VOTE.

                  The holders of Classes 3A-E - CMI, Chatham Fabrics, CRPI, CHC and CLC Other Secured Claims; Classes 4A-E - CMI, Chatham Fabrics, CRPI, CHC and CLC Unsecured Claims and Classes 5A and 5F - CMI and Elastics Equity Interests are entitled to vote to accept or reject the Plan. All Classes 1A-F - Priority Claims; Classes 2A-F - Bank Secured Claims; Class 3F - Elastics Other Secured Claims; Class 4F - Elastics Unsecured Claims; and Classes 5B-E - Chatham Fabrics, CRPI, CHC and CLC Equity Interests are unimpaired and are deemed to have accepted the Plan.

6.2.     CLASS ACCEPTANCE REQUIREMENT.

                  Only holders of Claims and Equity Interests that are of record and as to which an objection is not pending as set forth in the Voting Procedures Order shall be entitled to accept or reject the Plan. A class of Claims shall have accepted the Plan if it is accepted by at least two-thirds (2/3) in amount and more than one-half (1/2) in number of the Allowed Claims in such class that have voted on the Plan in accordance with the Voting Procedures Order. A class of Equity Interests shall have accepted the Plan if it is accepted by at least two-thirds (2/3) in amount of the Allowed Equity Interests in such class that have voted on the Plan in accordance with the Voting Procedures Order.

6.3.     CONFIRMATION WITHOUT ACCEPTANCE BY ALL IMPAIRED CLASSES.

                  Because all classes of Claims and Equity Interests in the Debtors shall receive a Distribution under the Plan, no class of Claims or Equity Interests in the Debtors shall be deemed to have rejected the Plan. If any class of Claims or Equity Interests in the Debtors votes to reject the Plan, the Plan shall constitute a request that the Bankruptcy Court confirm the Plan over such rejection in accordance with section 1129(b) of the Bankruptcy Code.


                                 ARTICLE VII.

                      MEANS FOR IMPLEMENTATION OF THE PLAN

7.1.     CONTINUED CORPORATE EXISTENCE.

                  Each of the Debtors shall continue to exist after the Effective Date as separate entities, with all powers accorded under the laws of the State of their incorporation or formation and their respective articles of incorporation, bylaws and/or limited liability company agreements (including, without limitation, the New CMI Charter and Bylaws and the Elastics LLC Agreement). Additionally, if the Structuring Election is made, (i) Holdings shall be formed and shall exist as a separate entity with all corporate powers accorded under the laws of the State of Delaware and the Holdings Charter and Bylaws and (ii) the CMI Trust shall be settled and exist as a grantor trust under the laws of the State of Delaware.

7.2.     VESTING OF ASSETS.

                  Unless the Structuring Election is made, upon the occurrence of the Effective Date, title to each Asset of a Debtor (including Equity Interests) shall vest in such Debtor, in each case free and clear of all liens, claims, and interests, except as expressly provided in the Plan. If the Structuring Election is made, title to each Asset of a Debtor shall vest in such Debtor, except for the Equity Interests in Elastics which shall vest in Holdings, in each case free and clear of all liens, claims, and interests, except as expressly provided in the Plan. On and after the occurrence of the Effective Date, the Debtors may operate their businesses and may use, acquire and dispose of their assets free of any restrictions of the Bankruptcy Code.

7.3.     MANAGEMENT.

                  Upon the occurrence of the Effective Date, the management, control, and operation of the Debtors shall become the general responsibility of their respective manager or board of directors. Entry of the Confirmation Order shall ratify and approve all actions taken by the managers and boards of directors of the Debtors from the Petition Date through and until the Effective Date.

7.4.     RECONSTITUTION OF THE MANAGERS AND BOARDS OF DIRECTORS.

                  The initial manager of Elastics shall be (i) CMI, if the Structuring Election is not made, or (ii) Holdings, if the Structuring Election is made. The initial manager of Chatham Fabrics shall be CMI. The initial board of directors of each corporate Subsidiary shall have one member, [James A. Ovenden]. The initial board of directors of CMI shall be composed of the individuals identified in the New CMI Charter. The initial board of directors of Holdings (if applicable) shall be composed of the individuals identified in the Holdings Charter. From and after the Effective Date, directors and/or managers of the Debtors (and Holdings) shall be selected and determined, in accordance with, and pursuant to, the provisions of their respective certificates of incorporation, bylaws and or limited liability company agreements (including the New CMI Charter and Bylaws, the Elastics LLC Agreement and the Holdings Charter and Bylaws).

7.5.     OFFICERS.

                  Subject to any applicable employment agreements and applicable nonbankruptcy law, from and after the Effective Date, the officers of each of the Debtors (and Holdings) shall be selected and appointed by their respective managers or boards of directors, in accordance with, and pursuant to, the provisions of their respective certificates of incorporation, bylaws and or limited liability company agreements (including the New CMI Charter and Bylaws, the Elastics LLC Agreement and the Holdings Charter and Bylaws).

7.6.     THE NEW CMI CHARTER AND BYLAWS.

                  Upon the occurrence of the Effective Date, the charter and bylaws of CMI shall be amended and restated in substantially the form of the New CMI Charter and Bylaws, to, among other things, (a) prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such New CMI Charter as permitted by applicable law, (b) authorize the cancellation of all existing Equity Interests in CMI and the issuance of one million (1,000,000) shares of New CMI Common Stock, and (c) otherwise effectuate the provisions of the Plan.

7.7.     THE ELASTICS LLC AGREEMENT; THE HOLDINGS CHARTER AND BYLAWS.

                  Upon the occurrence of the Effective Date, the Elastics LLC Agreement shall be amended and restated in substantially the form filed as a Plan Document, to provide, among other things, that (a) the membership interests in Elastics will be held by its sole member (CMI or Holdings, depending upon whether the Structuring Election is made and (b) the manager of Elastics will be its sole member (CMI or Holdings, depending upon whether the Structuring Election is made. If the Structuring Election is made, upon the occurrence of the Effective Date, Holdings shall be incorporated in accordance with the Holdings Charter and Bylaws.

7.8.     CANCELLATION OF INSTRUMENTS AND AGREEMENTS.

                  Upon the occurrence of the Effective Date, except as otherwise provided herein, all promissory notes (including, without limitation, the CMI Notes and the Bank Credit Documents), share certificates, warrants, membership interests, instruments, indentures (including, without limitation, the CMI Indenture), or agreements evidencing, giving rise to, or governing any Claim or Equity Interest in the Debtors shall be deemed canceled and annulled without further act or action under any applicable agreement, law, regulation, order, or rule, and the obligations of the Debtors thereunder shall be discharged.

7.9.     CAUSES OF ACTION.

                  Upon the occurrence of the Effective Date, except as otherwise provided in the Plan, all Causes of Action assertable by any Debtor, including but not limited to Avoidance Assets, shall be retained by and vest in such Debtor. Except as otherwise provided in the Plan, the Debtors' rights to commence such Causes of Action (including Avoidance Assets) shall be preserved notwithstanding consummation of the Plan. Any Available Proceeds realized on account of Causes of Action held by CMI and/or a Subsidiary shall be used to make Distributions contemplated under the Plan. Upon the occurrence of the Effective Date, all Causes of Action of the Debtors against the directors, officers and employees of the Debtors who served in such capacities on the last Business Day prior to the occurrence of the Effective Date (which may be asserted by the Debtors directly for their own benefit or derivatively for the benefit of any Person), shall be waived, released and forever discharged.

7.10.    APPOINTMENT OF THE DISBURSING AGENT.

                  Upon the occurrence of the Effective Date, the Disbursing Agent shall be appointed. The Person(s) who shall serve as the Disbursing Agent shall be identified prior to the commencement of the Confirmation Hearing.

7.11.    SOURCES OF CASH FOR PLAN DISTRIBUTIONS.

                  All Cash necessary to make Distributions pursuant to the Plan shall be obtained from ongoing operations of Elastics, the Available Proceeds from the liquidation of the Assets of CMI and the Subsidiaries and the Exit Facility.

7.12.    INVESTMENT OF AVAILABLE PROCEEDS; TAX REPORTING.

                  Available Proceeds may, but shall not be required to, be invested pending the distribution thereof pursuant to the Plan in investments that are exempt from federal, state, and local taxes. Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt of a private letter ruling if one is requested, or the receipt of an adverse determination by the IRS upon audit if not contested) Available Proceeds shall (a) be treated as held in a single trust for federal income tax purposes, of which the holders of the applicable Allowed Claims and Allowed Equity Interests are the sole beneficiaries, in accordance with the trust provisions of the Internal Revenue Code (Sections 641 et seq.), and (b) to the extent permitted by applicable law, be reported consistently with the foregoing for state and local income tax purposes.

7.13.    DISTRIBUTIONS UNDER THE PLAN; TIMING.

                  The Disbursing Agent shall make all Distributions required under the Plan. Whenever any Distribution to be made under this Plan shall be due on a day other than a Business Day, such Distribution shall instead be made (subject to the last sentence of this Section), without interest, on the immediately succeeding Business Day, but shall be deemed to have been made on the date due. For federal income tax purposes, a Distribution will be allocated to the principal amount of a Claim first and then, to the extent the Distribution exceeds the principal amount of the Claim, to the portion of the Claim representing accrued but unpaid interest. Any Distribution to be made pursuant to the Plan shall be deemed to have been timely made if made within ten (10) days after the time therefore specified in the Plan.

7.14.    ADDRESS FOR DELIVERY OF DISTRIBUTIONS UNDER THE PLAN.

                  Subject to Bankruptcy Rule 9010, any Distribution or delivery to a holder of an Allowed Claim or Equity Interest shall be made at the address of such holder as set forth on the proof of Claim filed by such holder (or at the last known address of such holder if no proof of Claim is filed or if the Disbursing Agent or the Debtors, as the case may be, have been notified of a change of address). If any holder's Distribution is returned to the Disbursing Agent as undeliverable, no further Distributions to such holder shall be made unless and until the Disbursing Agent is notified of such holder's then current address (which notification must be received by the Disbursing Agent no later than the first anniversary of the date on which the Distribution was first made), at which time any missed Distribution(s) shall be made to such holder without interest.

7.15.    DISTRIBUTIONS UNDER TWENTY-FIVE DOLLARS.

                  No Distribution of less than twenty-five dollars ($25.00) shall be made by the Disbursing Agent to the holder of any Claim or Equity Interest unless a request therefore is made in writing to the Disbursing Agent.

7.16.    TIME BAR TO CASH PAYMENTS.

                  Checks issued in respect of Allowed Claims or Equity Interests shall be null and void if not negotiated within one hundred and eighty (180) days after the date of issuance thereof. Requests for reissuance of any check shall be made directly to the Disbursing Agent by the holder of the Allowed Claim or Equity Interest with respect to which such check originally was issued. Any claim in respect of such a voided check shall be made on or before the first anniversary of the date on which such Distribution was first made.

7.17.    ESCHEAT.

                  Any Distribution that would otherwise be made to the holder of an Allowed Claim or Equity Interest under the Plan that has not been made because of (a) the failure to timely provide the Disbursing Agent with a corrected address in respect of a returned Distribution pursuant to Section
7.14 hereof, or (b) the failure to timely submit a claim with respect to an unnegotiated check pursuant to Section 7.16 hereof, shall revert and escheat to the applicable Debtor and the holder of such Allowed Claim or Equity Interest shall have no right to receive any further Distribution under the Plan.

7.18.    MANNER OF PAYMENT UNDER THE PLAN.

                  Unless the Person receiving a Distribution agrees otherwise, any Distribution to be made in Cash under the Plan shall be made, at the election of the Disbursing Agent, by check drawn on a domestic bank or by wire transfer from a domestic bank.

7.19. EXPENSES INCURRED ON OR AFTER THE EFFECTIVE DATE AND CLAIMS OF THE DISBURSING AGENT.

                  Except as otherwise ordered by the Bankruptcy Court or as provided herein, the amount of any reasonable expenses incurred by the Disbursing Agent on or after the Effective Date (including, but not limited to, taxes) to be paid to or by the Disbursing Agent may be withheld from the amounts to be distributed by the Disbursing Agent until such compensation and expenses are satisfied in full. Professional fees and expenses incurred by the Disbursing Agent from and after the Effective Date in connection with the effectuation of the Plan shall be paid in the ordinary course of business. Any dispute regarding compensation shall be resolved by agreement of the Disbursing Agent and the Debtors or if such parties are unable to agree, as determined by the Bankruptcy Court.

7.20.    FRACTIONAL DISTRIBUTIONS.

                  Notwithstanding anything to the contrary contained herein, no cash payments of fractions of cents will be made. Fractional cents shall be rounded to the nearest whole cent (with any amount of .5 cent or less to be rounded down).

7.21.    MANAGEMENT RETENTION PROGRAMS.

                  The Management Retention Programs shall remain in effect on their terms subsequent to the Effective Date, and all benefits shall be payable thereunder in accordance with the terms of the Management Retention Order as Allowed Administrative Claims and without the necessity of filing a notice of Administrative Claim under Section 5.1(a) hereof.

7.22.    CORPORATE ACTION.

                  As applicable, on the Effective Date, the filing and/or adoption of the New CMI Charter, the New CMI Bylaws, the Holdings Charter, the Holdings Bylaws and the Elastics LLC Agreement, as contemplated by Sections 7.6 and 7.7 hereof, shall be authorized and approved in all respects without further action under applicable law, regulation, order, or rule, including, without express or implied limitation, any action by the stockholders or directors of CMI. On the Effective Date or as soon thereafter as is practicable, CMI and Elastics shall file the New CMI Charter, the Elastics LLC Agreement and, if applicable, the Holdings Charter, with the Secretary of State of the State of Delaware. On the Effective Date, the cancellation of the Existing CMI Stock, the issuance of, if applicable, the Holdings Stock, the New CMI Common Stock and all other matters provided under the Plan involving the corporate or company structure of the Debtors or corporate or company action by the Debtors shall be deemed to have occurred, be authorized, and shall be in effect from and after the Effective Date without requiring further action under applicable law, regulation, order, or rule, including, without express or implied limitation, any action by the stockholders, directors or managers of the Debtors.

7.23.    EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS.

                  Each of the officers of the Debtors is authorized, in accordance with his or her authority under the resolutions of their respective boards of directors or managers, to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

7.24.    ESTABLISHMENT OF THE CMI TRUST.

         On the Effective Date, if the Structuring Election is made, then CMI, on its own behalf and on behalf of holders of Allowed Class 4A - CMI Unsecured Claims, shall execute the Declaration of Trust and shall take all other steps necessary to establish the CMI Trust. All transfers to the CMI Trust shall be made in accordance with and pursuant to the terms of the Plan. On the Effective Date, if the CMI Trust is established, 100% of the New CMI Common Stock shall be issued to the CMI Trust, subject to the following provisions:

                  (a) The CMI Trust shall be established for the benefit of all holders of Allowed Class 4A - CMI Unsecured Claims. Pursuant to the Declaration of Trust, the trustees will have discretion, within specified parameters, to make decisions based upon their determination of the best interests of all holders of Allowed Class 4A - CMI Unsecured Claims.

                  (b) The issuance of the New CMI Common Stock to the CMI Trust shall be made, as provided herein, for the benefit of the holders of Allowed Class 4A - CMI Unsecured Claims to the extent such holders are entitled to distributions under the Plan.

                  (c) On behalf of the beneficiaries of the CMI Trust, the trustees shall act as the 100% stockholder of CMI and exercise their collective reasonable business judgment in order to maximize recoveries for holders of Allowed Class 4A - CMI Unsecured Claims.

                  (d) The trustees shall be named in the Confirmation Order and in the Declaration of Trust and shall have the right and power to (i) incur any reasonable and necessary expenses in the exercise of their reasonable business judgment, (ii) pursue or not to pursue any and all Causes of Action of CMI and/or the Subsidiaries as the trustees determine are in the best interests of the beneficiaries of the CMI Trust, consistent with the purposes of the CMI Trust (whether such suits are brought in the name of the CMI Trust, CMI, the Subsidiaries or otherwise), (iii) liquidate the Assets of CMI and the Subsidiaries, (iv) invest assets of the CMI Trust, the proceeds thereof, or any income earned by the CMI Trust subject only to their reasonable business judgment and their duty to maximize recoveries for the holders of CMI Trust Interests and (v) otherwise perform the functions and take the actions provided for or permitted herein or in any other agreement executed by the trustees pursuant to the Plan.

                  (e) In accordance with Article X of the Plan, the Disbursing Agent shall make distributions of Available Proceeds to holders of CMI Trust Interests and Allowed Equity Interests in CMI as provided in Sections 4.1(e) and 4.1(h) of the Plan.

                  (f) Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the trustees of a private letter ruling if the trustees so request one, or the receipt of an adverse determination by the IRS upon audit if not contested by the trustees), the trustees shall file returns for the CMI Trust as a grantor trust pursuant to Treasury Regulation
         Section 1.671 1(a) and, for federal income tax purposes, the CMI Trust's taxable income (or loss) shall be allocated pro rata to the holders of CMI Trust Interests based upon their respective portion of such CMI Trust Interests.

                  (g) The Declaration of Trust shall contain provisions customary in comparable circumstances, including, but not limited to, any and all provisions necessary to ensure the continued treatment of the CMI Trust as a grantor trust for federal income tax purposes. If the CMI Trust is established, all parties (including the Debtors, the Disbursing Agent, the trustees, and holders of Allowed Class 4A - CMI Unsecured Claims) shall execute any documents or other instruments as necessary to cause title to the New CMI Common Stock to vest in the CMI Trust.

                  (h) The trustees shall maintain a registry of the holders of CMI Trust Interests.

                  (i) The CMI Trust will terminate upon the earlier of (i) the liquidation and distribution of all of the Assets of CMI and Subsidiaries (and/or the proceeds therefrom) to the holders of CMI Trust Interests and the completion of any necessary or appropriate reports, tax returns or other documentation and (ii) the third (3rd) anniversary of the Effective Date. Notwithstanding the preceding sentence, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the CMI Trust so long as the extension would not adversely affect the status of the CMI Trust as a grantor trust for federal income tax purposes.

                  (j) Upon issuance thereof, the CMI Trust Interests shall be non-transferable, except with respect to a transfer by will or under the laws of descent and distribution. Any such transfer, however, shall not be effective until and unless the trustees receive written notice of such transfer.

7.25.    THE ELASTICS SALE DECISION.

                  Notwithstanding any other provision of the Plan to the contrary, if the Elastics Sale Decision is made, then, on the Effective Date, the Equity Interests in, or the Assets of, Elastics shall be sold pursuant to the terms of the Elastics Sale Documents, as approved by the Bankruptcy Court in the Confirmation Order, and all matters relating to the ownership, operation and governance of Elastics or its Assets, as applicable, shall be controlled thereby.


                                 ARTICLE VIII.

                            PROCEDURES FOR RESOLVING
                         AND TREATING CONTESTED CLAIMS

8.1.     OBJECTION DEADLINE.

                  As soon as practicable, but in no event later than ninety
(90) days after the Effective Date (subject to being extended by the Bankruptcy Court upon motion of the Disbursing Agent without notice or a hearing), objections to Claims shall be filed with the Bankruptcy Court and served upon the holders of each of the Claims to which objections are made. After the occurrence of the Effective Date, only the Debtors or the Disbursing Agent may prosecute or settle an objection to a Claim.

8.2.     PROSECUTION OF CONTESTED CLAIMS.

                  The Debtors or the Disbursing Agent may object to the allowance of Claims filed with the Bankruptcy Court with respect to which liability is disputed in whole or in part. All objections that are filed and prosecuted as provided herein shall be litigated to Final Order or compromised and settled in accordance with Section 8.3 of the Plan.

8.3.     CLAIMS SETTLEMENT GUIDELINES.

                  Notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, from and after the Effective Date all Claims and all claims that any of the Debtors have asserted against other parties may be compromised and settled according to the following procedures:

                  (a) Subject to subsection 8.3(b) hereof, the following settlements or compromises do not require the review or approval of the Bankruptcy Court or any other party in interest:

                           (i) The settlement or compromise of a Claim pursuant to which such Claim is Allowed in an amount of $20,000 or less; and

                           (ii) The settlement or compromise of a Claim where the difference between the amount of the Claim listed on the Schedules and the amount of the Claim proposed to be Allowed under the settlement is $20,000 or less; and

                  (b) The following settlements or compromises shall be submitted to the Bankruptcy Court for approval:

                           (i) Any settlement or compromise not described in subsection 8.3(a) hereof; and

                           (ii) Any settlement or compromise of a Claim or a claim asserted by one or more of the Debtors that involves an "insider," as defined in section 101(31) of the Bankruptcy Code; and

                  (c) The Proponents shall be given notice of any proposed settlement or compromise pursuant to subsection 8.3(b) hereof.

8.4.     NO DISTRIBUTIONS PENDING ALLOWANCE.

                  Notwithstanding any other provision of the Plan, no Distribution shall be made with respect to any Claim to the extent it is a Contested Claim unless and until such Contested Claim becomes an Allowed Claim, subject to the Debtors' setoff rights as provided in Section 13.16 of the Plan.

8.5.     DISTRIBUTIONS AFTER ALLOWANCE.

                  Distributions to each holder of a Contested Claim, to the extent that such Claim ultimately becomes Allowed, shall be made in accordance with the provision of the Plan governing the class of Claims to which the respective holder belongs.

8.6.     ESTIMATION OF CLAIMS.

                  The Disbursing Agent may, at any time, request that the Bankruptcy Court estimate any Contested Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Disbursing Agent has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any Contested Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Disbursing Agent may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the objection, estimation, settlement, and resolution procedures set forth in the Plan are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.


                                  ARTICLE IX.

                            CONDITIONS PRECEDENT TO
                          CONFIRMATION OF THE PLAN AND
                      THE OCCURRENCE OF THE EFFECTIVE DATE

9.1.     CONDITIONS PRECEDENT TO CONFIRMATION.

                  The following are conditions precedent to confirmation of the
Plan:

                  (a) The Confirmation Order shall have been entered by the Clerk of the Bankruptcy Court;

                  (b) The Clerk of the Bankruptcy Court shall have entered an order or orders, which may be the Confirmation Order, approving the Plan Documents, authorizing the Debtors to execute, enter into, and deliver the Plan Documents and to execute, implement, and to take all actions otherwise necessary or appropriate to give effect to, the transactions contemplated by the Plan and the Plan Documents.

                  (c) The Confirmation Order shall be, in form and substance, acceptable to the Proponents and shall provide, among other things that, except for the liabilities expressly assumed under the Plan, the CMI Trust, Elastics, Holdings and CMI shall not be liable or responsible, as a successor, control person or otherwise, for any Claim, including, without limitation, a Claim arising under or in connection with (i) any employment, labor, pension, welfare, or compensation plan or agreement (or any similar plan or agreement), including, without limitation, any Claim relating to the Employee Retirement, Income, Security Act, the Fair Labor Standards Act, the Civil Rights Act, the Age Discrimination and Employment Act, or the National Labor Relations Act (ii) any environmental condition, including, without limitation, any Claim relating the Comprehensive Environmental Response, Compensation, and Liability Act, (iii) any tax statues or ordinances and (iv) any products liability theory or similar Claims or Cause of Action.

9.2.     CONDITIONS PRECEDENT TO THE OCCURRENCE OF THE EFFECTIVE DATE.

                  The following are conditions precedent to the occurrence of the Effective Date:

                  (a) The Confirmation Order and any other orders provided for in Section 9.1 hereof shall have been entered by the Clerk of the Bankruptcy Court, be in full force and effect and not be subject to any stay or injunction.

                  (b) If the Elastics Sale Decision is not made, the Debtors shall have entered into the Exit Facility, which shall be in form and substance acceptable to the Proponents, and all conditions precedent to the consummation thereof shall have been waived or satisfied in accordance with the terms thereof.

                  (c) All necessary consents, authorizations and approvals shall have been given for the transfers of property and the payments provided for or contemplated by the Plan, including, without limitation, all Cash payments, the issuance of Plan Notes and the New CMI Common Stock and, if applicable, the issuance of the CMI Trust Interests and the Holdings Stock.

9.3.     WAIVER OF CONDITIONS.

                  The Proponents may waive any of the conditions set forth in Sections 9.1 and 9.2 of the Plan in a writing executed by each of them.


                                  ARTICLE X.

                              THE DISBURSING AGENT

10.1.    POWERS AND DUTIES.

                  Pursuant to the terms and provisions of the Plan, the Disbursing Agent shall be empowered and directed to (a) take all steps and execute all instruments and documents necessary to make Distributions to holders of Allowed Claims and Equity Interests; (b) make Distributions contemplated by the Plan; (c) comply with the Plan and the obligations thereunder; (d) employ, retain, or replace professionals to represent it with respect to its responsibilities; (e) object to Claims as specified in Article VIII hereof, and prosecute such objections; (f) compromise and settle any issue or dispute regarding the amount, validity, priority, treatment, or Allowance of any Claim as provided in Article VIII hereof; (g) make annual and other periodic reports regarding the status of distributions under the Plan to the holders of Allowed Claims and Equity Interest, that are outstanding against the Debtor at such time; such reports to be made available upon request to the holders of any Contested Claim; and (h) exercise such other powers as may be vested in the Disbursing Agent pursuant to the order of the Bankruptcy Court, or the Plan.

10.2.    DISTRIBUTIONS.

                  Pursuant to the terms and provisions of the Plan, the Disbursing Agent shall on the Distribution Date, make the required Distributions specified under the Plan.

10.3.    EXCULPATION.

                  Except as otherwise provided in this Section 10.3, the Disbursing Agent, together with its officers, directors, employees, agents, and representatives, are hereby exculpated by all Persons, holders of Claims and Equity Interests, and all other parties in interest, from any and all Causes of Action, and other assertions of liability (including breach of fiduciary duty) arising out of the discharge of the powers and duties conferred upon the Disbursing Agent by the Plan, any Final Order of the Bankruptcy Court entered pursuant to or in the furtherance of the Plan, or applicable law, except solely for actions or omissions arising out of the Disbursing Agent's willful misconduct or gross negligence. No holder of a Claim or an Equity Interest, or representative thereof, shall have or pursue any claim or cause of action (a) against the Disbursing Agent or its officers, directors, employees, agents, and representatives for making payments or Distributions in accordance with the Plan, or for liquidating the Avoidance Assets and the Non-Avoidance Assets to make Distributions under the Plan, or (b) against any holder of a Claim for receiving or retaining payments or transfers of assets as provided for by the Plan. Nothing contained in this Section 10.3 shall preclude or impair any holder of an Allowed Claim from bringing an action in the Bankruptcy Court against the Disbursing Agent or the Debtors to compel the making of Distributions contemplated by the Plan on account of such Claim.


                                  ARTICLE XI.

             TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

11.1.    ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

                  Pursuant to section 365 of the Bankruptcy Code, Exhibit [ ] to the Plan sets forth a list of executory contracts and unexpired leases, together with the amount, if any, of Cure Payments associated therewith. Any executory contracts or unexpired leases listed on Exhibit [ ] to the Plan, as such may be amended prior to the Confirmation Hearing, shall be deemed to have been assumed by the applicable Debtor on the Effective Date. The Plan shall constitute a motion to assume such executory contracts and unexpired leases. Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Clerk of the Bankruptcy Court shall constitute approval of such assumptions pursuant to section 365 of the Bankruptcy Code and findings by the Bankruptcy Court that the amounts listed on Exhibit [ ] are sufficient to cure any defaults that may exist, that each assumption is in the best interest of the Debtors, their estates, and all parties in interest in the Chapter 11 Cases and that the requirements for assumption of any executory contract or unexpired lease to be assumed under section 365 of the Bankruptcy Code have been satisfied. Except as otherwise provided in the following sentence, all Cure Payments which may be required by section 365(b)(1) of the Bankruptcy Code under any executory contract or unexpired lease which is assumed under the Plan shall be made on the Effective Date or as soon as practicable thereafter.

In the event of a dispute, Cure Payments required by section 365(b)(1) of the Bankruptcy Code shall be paid upon entry of a Final Order resolving such dispute.

11.2.    REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

                  Any executory contracts or unexpired leases of any of the Debtors that (a) are not listed on Exhibit [ ] to the Plan, (b) have not been approved by the Bankruptcy Court prior to the Confirmation Date for assumption by any of the Debtors, and (c) are not the subject of a pending motion to assume on the Confirmation Date shall be deemed to have been rejected by the Debtors. The Plan shall constitute a motion to reject such executory contracts and unexpired leases, and the Debtors shall have no liability thereunder except as is specifically provided in the Plan. Entry of the Confirmation Order by the Clerk of the Bankruptcy Court shall constitute approval of such rejections pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such rejected executory contract or unexpired lease is burdensome and that the rejection thereof is in the best interest of the Debtors, their estates, and all parties in interest in the Chapter 11 Cases.

11.3.    CLAIMS ARISING FROM REJECTION OR TERMINATION.

                  Claims created by the rejection of executory contracts or unexpired leases or the expiration or termination of any executory contract or unexpired lease prior to the Confirmation Date must be filed with the Bankruptcy Court and served on the Debtors (a) in the case of an executory contract or unexpired lease rejected by the Debtors prior to the Confirmation Date, in accordance with the order authorizing such rejection, or (b) in the case of an executory contract or unexpired lease that (i) was terminated or expired by its terms prior to the Confirmation Date, or (ii) is deemed rejected pursuant to Section 11.2 of the Plan, no later than thirty (30) days after the Confirmation Date, or (c) in the case of an executory contract or unexpired lease that is rejected by the Debtors after the Confirmation Date, within thirty (30) days after the entry of an order of the Bankruptcy Court authorizing and approving such rejection. Any Claims for which a proof of claim is not filed and served within such time will be forever barred from assertion and shall not be enforceable against the Debtors, their Estates or Assets. Unless otherwise ordered by the Bankruptcy Court, all such Claims that are timely filed as provided herein shall be treated as Unsecured Claims under the Plan subject to objection by the Debtors.


                                 ARTICLE XII.

                           RETENTION OF JURISDICTION

         Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall retain and shall have exclusive jurisdiction over any matter (a) arising under the Bankruptcy Code, (b) arising in or related to the Chapter 11 Cases or the Plan, or (c) that relates to the following:

                  (i) To hear and determine any and all motions or applications pending on the Confirmation Date or thereafter brought in accordance with Article XI hereof for the assumption and/or assignment or rejection of executory contracts or unexpired leases to which any of the Debtors is a party or with respect to which any of the Debtors may be liable, and to hear and determine any and all Claims resulting therefrom or from the expiration or termination of any executory contract or unexpired lease;

                  (ii) To determine any and all adversary proceedings, applications, motions, and contested or litigated matters that may be pending on the Effective Date or that, pursuant to the Plan, may be instituted by the Disbursing Agent, the Debtors, or the CMI Trust after the Effective Date, including, without express or implied limitation, any Avoidance Actions;

                  (iii) To hear and determine any objections to the allowance of Claims, whether filed, asserted, or made before or after the Effective Date, including, without express or implied limitation, to hear and determine any objections to the classification of any Claim and to allow, disallow or estimate any Contested Claim in whole or in part;

                  (iv) To issue such orders in aid of execution of the Plan to the extent authorized or contemplated by section 1142 of the Bankruptcy Code;

                  (v) To consider any modifications of the Plan, remedy any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

                  (vi)     To hear and determine all Fee Applications;

                  (vii) To hear and determine all controversies, suits, and disputes that may relate to, impact upon, or arise in connection with the Plan (and all documents, instruments, agreements, schedules, and exhibits thereto) or its interpretation, implementation, enforcement, or consummation;

                  (viii) To hear and determine all controversies, suits, and disputes that may relate to, impact upon, or arise in connection with the Confirmation Order (and all exhibits to the Plan) or its interpretation, implementation, enforcement, or consummation;

                  (ix) To the extent that Bankruptcy Court approval is required, to consider and act on the compromise and settlement of any Claim or Cause of Action by or against the Debtors' estates;

                  (x) To determine such other matters that may be set forth in the Plan, or the Confirmation Order, or that may arise in connection with the Plan, or the Confirmation Order;

                  (xi) To hear and determine matters concerning state, local, and federal taxes, fines, penalties, or additions to taxes for which the Debtors may be liable, directly or indirectly, in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

                  (xii) To hear and determine all controversies, suits, and disputes that may relate to, impact upon, or arise in connection with any setoff and/or recoupment rights of the Debtors or any Person;

                  (xiii) To hear and determine all controversies, suits, and disputes that may relate to, impact upon, or arise in connection with Causes of Action of the Debtors (including Avoidance Assets) commenced by the Debtors before or after the Effective Date;

                  (xiv) To enter an order or final decree closing the Chapter 11 Cases;

                  (xv) To determine such other matters and for such other purposes as may be provided in the Confirmation Order;

                  (xvi) To issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person with consummation, implementation or enforcement of the Plan or the Confirmation Order; and

                  (xvii) To hear and determine any other matters related hereto and not inconsistent with chapter 11 of the Bankruptcy Code.


                                 ARTICLE XIII.

                            MISCELLANEOUS PROVISIONS

13.1.    PAYMENT OF STATUTORY FEES.

                  All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing on confirmation of the Plan, shall be paid by the Debtors on or before the Effective Date. Any such fees accrued after the Effective Date will constitute an Allowed Administrative Claim and be treated in accordance with Section 5.1 of the Plan.

13.2.    DISCHARGE OF THE DEBTORS.

                  The rights afforded in the Plan and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Equity Interests of any nature whatsoever, including any interest accrued thereon from and after the Petition Date, against the Debtors and the Debtors in Possession, or any of their Estates or Assets. Except as otherwise provided herein, on the Effective Date, all Claims against and Equity Interests in the Debtors and the Debtors in Possession shall be satisfied, discharged, and released in full. The Debtors shall not be responsible for any obligations of the Debtors or the Debtors in Possession except those expressly assumed by any of the Debtors in the Plan. Except as otherwise provided herein, all Persons shall be precluded and forever barred from asserting against the Debtors, their respective successors or assigns, or their Assets, any other or further Claims based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date.

13.3.    THIRD PARTY AGREEMENTS; SUBORDINATION.

                  The Distributions to the various classes of Claims hereunder shall not affect the right of any Person to levy, garnish, attach, or employ any other legal process with respect to such Distributions by reason of any claimed subordination rights. All of such rights and any agreements relating thereto shall remain in full force and effect. Distributions under the Plan shall be subject to and modified by any Final Order directing distributions other than as provided in the Plan. In accordance with section 510(b) of the Bankruptcy Code, a Claim arising from rescission of a purchase or sale of a security of the Debtors or of an Affiliate of the Debtors, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such Claim, shall be subordinated to all Claims that are senior to or equal the Claim or Equity Interest represented by such security, except that if such security is common stock, such Claim has the same priority and treatment as such common stock and the holders of such Claims will neither receive or retain any property under the Plan except as provided in Section 4.1.

13.4.    EXCULPATION.

                  The Proponents, the Disbursing Agent, all of their respective officers, directors, employees, advisors, attorneys' members or agents shall
(a) neither have nor incur any liability to any Person for any act or omission in connection with or arising out of the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for gross negligence or willful misconduct as determined by Final Order of the Bankruptcy Court, and (b) in all respects, be entitled to rely upon the advice of counsel and all information provided by other exculpated persons herein without any duty to investigate the veracity or accuracy of such information with respect to their duties and responsibilities under the Plan.

13.5.    TITLE TO ASSETS; DISCHARGE OF LIABILITIES.

                  On the Effective Date, title to all Assets shall vest as provided for in the Plan, free and clear of all Claims, liens, security interests, encumbrances, and other interests, and the Confirmation Order shall be a judicial determination of discharge of the liabilities of the Debtors, except as provided in the Plan. Except as otherwise provided in the Plan, all holders of Claims and Equity Interests shall be precluded from asserting against the Debtors, Holdings, the CMI Trust, the Assets, or any property dealt with under the Plan, any Claim based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date.

13.6.    SURRENDER AND CANCELLATION OF INSTRUMENTS.

                  On the Effective Date, the Existing CMI Stock and all promissory notes (including the CMI Notes), instruments, securities and agreements evidencing a Claim or Equity Interest shall be canceled. At the option of the Disbursing Agent, no Distribution hereunder shall be made to or on behalf of any holder of any such Claim or Equity Interest unless and until such Existing CMI Stock, CMI Notes, promissory note, instrument, security or agreement is surrendered or the unavailability thereof is reasonably established to the satisfaction of the Disbursing Agent and such holder executes and delivers any documents necessary to release all encumbrances arising under any applicable security agreement or nonbankruptcy law and such other documents as the Disbursing Agent may reasonably request. In accordance with section 1143 of the Bankruptcy Code, any such holder of a Claim or Equity Interest that fails to surrender or cause to be surrendered such promissory note, instrument, security or agreement or to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent, and, in the event that the Disbursing Agent requests, furnish a bond in form and substance reasonably satisfactory to the Disbursing Agent (including, without limitation, amount), shall be deemed to have forfeited all rights, claims, and interests and shall not participate in any Distribution hereunder (to the extent otherwise entitled).

13.7.    NOTICES.

                  Any notices, requests, and demands required or permitted to be provided under the Plan, in order to be effective, shall be in writing (including, without express or implied limitation, by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                                    CMI Industries, Inc.
                                    Attention:  James A. Ovenden
                                    1301 Gervais Street, Suite 700
                                    Columbia, SC  29201
                                    Telecopier (803) 748-1738
                                    Telephone: (803) 748-1713

                                    with a copy to:

                                    McNair Law Firm, P.A.
                                    Attention:  Michael M. Beal, Esq.
                                    P.O. Box 11390
                                    Columbia, SC  29211
                                    Telecopier:  (803) 376-2277
                                    Telephone:  (803) 799-9800

                                    and

                                    Saul Ewing, LLP
                                    Attention: Mark Minuti, Esq.
                                    222 Delaware Avenue, Suite 1200
                                    P.O. Box 1266
                                    Wilmington, DE  19899
                                    Telecopier:  (302) 421-5873
                                    Telephone: (302) 421-6840
                                    and

                                    Sutherland Asbill & Brennan
                                    Attention:  Edward W. Kallal, Jr. Esq.
                                    999 Peachtree Street NE
                                    Atlanta, GA  30309
                                    Telecopier:  (404) 853-8806
                                    Telephone: (404) 853-8000

                                    and

                                    White & Case LLP
                                    Attention:  Thomas E Lauria, Esq.
                                    200 South Biscayne Boulevard
                                    Miami, FL  33131
                                    Telecopier:  (305) 358-5744
                                    Telephone: (305) 371-2700

13.8.    HEADINGS.

                  The headings used in the Plan are inserted for convenience only, and neither constitutes a portion of the Plan nor in any manner affect the construction of the provisions of the Plan.

13.9.    GOVERNING LAW.

                  Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and the Bankruptcy Rules), the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof, shall govern the construction of the Plan and any agreements, documents, and instruments executed in connection with the Plan, except as otherwise expressly provided in such instruments, agreements or documents.

13.10.   EXPEDITED DETERMINATION.

                  The Disbursing Agent, with respect to property held by the Disbursing Agent pending the Final Distribution Date is hereby authorized to file a request for expedited determination under section 502(b) of the Bankruptcy Code for all tax returns filed with respect thereto.

13.11.   EXEMPTION FROM TRANSFER TAXES.

                  Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

13.12.   NOTICE OF ENTRY OF CONFIRMATION ORDER AND RELEVANT DATES.

                  Promptly upon entry of the Confirmation Order, the Debtors shall publish as directed by the Bankruptcy Court and serve on all known parties in interest and holders of Claims, notice of the entry of the Confirmation Order and all relevant deadlines and dates under the Plan, including, but not limited to, the deadline for filing notice of Administrative Claims (Section 5.1 hereof), and the deadline for filing rejection damage claims (Section 11.3 hereof).

13.13.   NO INTEREST OR ATTORNEYS' FEES.

                  Except as expressly stated in the Plan, or as allowed by the Bankruptcy Court, no interest, penalty or late charge arising after the Petition Date, and no award or reimbursement of attorneys fees or related expenses or disbursements, shall be allowed on, or in connection with, any Claim.

13.14.   MODIFICATION OF THE PLAN.

                  As provided in section 1127 of the Bankruptcy Code, modification of the Plan may be proposed in writing by the Proponents at any time before confirmation, provided that the Plan, as modified, meets the requirements of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code. The Proponents may modify the Plan at any time after confirmation and before substantial consummation, provided that the Plan, as modified, meets the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan as modified, under section 1129 of the Bankruptcy Code, and the circumstances warrant such modifications. A holder of a Claim that has accepted or rejected the Plan shall be deemed to have accepted or rejected, as the case may be, such Plan as modified, unless, within the time fixed by the Bankruptcy Court, such holder changes its previous acceptance or rejection.

13.15.   REVOCATION OF PLAN.

                  The Proponents reserve the right to revoke and withdraw the Plan as to any Debtor prior to the occurrence of the Effective Date. If the Proponents revoke or withdraw the Plan as to any Debtor, or if the Effective Date of the Plan does not occur as to any Debtor, then, as to such Debtor the Plan and all settlements set forth in the Plan shall be deemed null and void and nothing contained herein shall be deemed to constitute a waiver or release of any Claims against or equity interests in such Debtor or to prejudice in any manner the rights of the Debtors or any Person in any other further proceedings involving such Debtor.

13.16.   SETOFF RIGHTS.

                  In the event that the Debtors have a claim of any nature whatsoever against the holder of a Claim, the Debtors may, but are not required to, setoff against the Claim (and any payments or other Distributions to be made in respect of such Claim hereunder) the Debtors' claim against the holder, unless any such Claim is or will be released under the Plan, subject to the provisions of section 553 of the Bankruptcy Code. Neither the failure to setoff nor the allowance of any Claim under the Plan shall constitute a waiver or release of any claims that the Debtors have against the holder of a Claim. However, this provision shall not create any right of setoff if such right does not already exist under applicable law.

13.17.   SUBORDINATION/AVOIDANCE RIGHTS AGAINST THE DEBTORS.

                  All Claims against the Debtors, based upon any claimed subordination rights against the Debtors or rights to avoid payments or transfers of property by the Debtors pursuant to any provision of the Bankruptcy Code or other applicable law, shall be deemed satisfied as to the Debtors by the distributions under the Plan to holders of Allowed Claims having such subordination rights and any rights to avoid payments or transfers of property.

13.18.   COMPLIANCE WITH TAX REQUIREMENTS.

                  In connection with the Plan, the Debtors and the Disbursing Agent, as applicable, shall comply with all withholding and reporting requirements imposed by federal, state, local, and foreign taxing authorities and all Distributions hereunder shall be subject to such withholding and reporting requirements. Notwithstanding the above, each holder of an Allowed Claim or Equity Interest that is to receive a Distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any government unit, including income, withholding and other tax obligations, on account of such Distribution and reorganization. The Disbursing Agent has the right, but not the obligation, to not make a Distribution until such holder has made arrangements satisfactory to the Disbursing Agent for payment of any such tax obligations. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of promissory notes, equity securities, or other instruments under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

13.19.   DISSOLUTION OF THE UNSECURED CREDITORS COMMITTEE.

                  Upon the occurrence of the Effective Date, the Official Committee of Unsecured Creditors, to the extent one has been appointed in the Chapter 11 Cases by the Office of the United States Trustee in accordance with section 1108(a) of the Bankruptcy Code, shall be dissolved and shall cease to exist for any purpose.

13.20.   COMPLIANCE WITH ALL APPLICABLE LAWS.

                  If notified by any governmental authority that it is in violation of any applicable law, rule, regulation, or order of such governmental authority relating to its businesses, the Debtors shall take whatever action as may be required to comply with such law, rule, regulation, or order; provided, that nothing contained herein shall require such compliance if the legality or applicability of any such requirement is being contested in good faith, and, if appropriate, an adequate reserve for such requirement has been set aside.

13.21.   INJUNCTIONS.

                  On the Effective Date, all Persons who have been, are, or may be holders of Claims against or Equity Interests in the Debtors shall be enjoined from taking any of the following actions against or affecting the CMI Trust, Holdings, the Proponents, the Estates or the Assets, or any of their respective officers, directors, employees, agents, representatives, members, advisors, or attorneys or their respective assets and property with respect to such Claims or Equity Interests:

                  (a) commencing, conducting or continuing in any manner, directly or indirectly, any Cause of Action or other proceeding of any kind (including, without limitation, all Causes of Action, and proceedings that are pending as of the Effective Date, which must be withdrawn or dismissed with prejudice);

                  (b) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means whether directly or indirectly any judgment, award, decree or order; and

                  (c) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance.

13.22.   BINDING EFFECT.

                  The Plan shall be binding upon and inure to the benefit of the Debtors, the holders of all Claims and Equity Interests, and their respective successors and assigns. To the extent any provision of the Disclosure Statement may be inconsistent with the terms of the Plan, the terms of the Plan shall be binding and conclusive.

13.23.   SEVERABILITY.

                  SHOULD THE BANKRUPTCY COURT DETERMINE THAT ANY PROVISION OF THE PLAN IS UNENFORCEABLE EITHER ON ITS FACE OR AS APPLIED TO ANY CLAIM OR EQUITY INTEREST OR TRANSACTION, THE PROPONENTS MAY MODIFY THE PLAN IN ACCORDANCE WITH SECTION 13.14 OF THE PLAN SO THAT SUCH PROVISION SHALL NOT BE APPLICABLE TO THE HOLDER OF ANY CLAIM OR EQUITY INTEREST. SUCH A DETERMINATION OF UNENFORCEABILITY SHALL NOT (A) LIMIT OR AFFECT THE ENFORCEABILITY AND OPERATIVE EFFECT OF ANY OTHER PROVISION OF THE PLAN OR (B) REQUIRE THE RESOLICITATION OF ANY ACCEPTANCE OR REJECTION OF THE PLAN.

Dated:   November 26, 2001


                                    Respectfully submitted,


                                    CMI Industries, Inc.


                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------


                                    Chatham Fabrics LLC


                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------


                                    Chatham Real Properties, Inc.


                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                    Chatham Holdings Corporation


                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------


                                    Chatham Land Corporation


                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------


                                    Elastics Fabrics of America LLC


                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------


                                    The Informal Committee of Holders of CMI
                                    Industries, Inc.'s 9 1/2% Senior
                                    Subordinated Notes Due 2003


                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------